AMENDMENT TO INVESTOR SERVICES AGREEMENT

The Investor Services Agreement dated June 23, 2010 between Allianz Life Insurance Company of New York and Pacific Investment Management Company LLC is hereby amended by deleting the existing Schedule A, and inserting in lieu thereof the following:

SCHEDULE A
(revised effective September 17, 2012)

Portfolio                                                                                                                                           Rate
1.   PIMCO VIT All Asset Portfolio                                                                                             25 bps
2.   PIMCO VIT CommodityRealReturn® Strategy Portfolio                                                    30 bps
3.   PIMCO VIT Emerging Markets Bond Portfolio                                                                    30 bps
4.   PIMCO VIT Global Advantage Strategy Bond Portfolio                                                    30 bps
5.   PIMCO VIT Global Bond Portfolio (Unhedged)                                                                   30 bps
6.   PIMCO VIT Global Multi-Asset Portfolio                                                                              35 bps
7.   PIMCO VIT High Yield Portfolio                                                                                              30 bps
8.   PIMCO VIT Low Duration Portfolio                                                                                         20 bps
9.   PIMCO VIT Real Return Portfolio                                                                                             20 bps
10.   PIMCO VIT Total Return Portfolio                                                                                          20 bps
11. PIMCO VIT Unconstrained Bond Portfolio                                                                              30 bps
12. PIMCO VIT Global Multi-Asset Managed Volatility Portfolio                                              35 bps

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the investor services agreement, effective as of September 17, 2012.

Allianz Life Insurance Company of New York

By:    /s/ Brian Muench
Name:  Brian Muench
Title:    Vice President – Investments

Pacific Investment Management Company LLC

By:     /s/ Jonathan D. Short
Name:  Jonathan D. Short
Title:    Head of U.S. Global Wealth Management